UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2025
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Savers Value Village, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State of Incorporation)	001-41733 (Commission File Number)	83-4165683 (I.R.S. Employer Identification Number)
11400 S.E. 6th Street, Suite 125 Bellevue, WA 98004
(Address of principal executive offices and zip code)
(425) 462-1515
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.000001	SVV	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.
Effective for the fifty-three weeks ending January 3, 2026 (“fiscal 2025”), Savers Value Village, Inc. (the “Company”) will make certain changes to its non-GAAP financial reporting as detailed below.
In late 2024, the Company began undertaking efforts to refine its reporting specifically related to its definition of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), comparable store sales and its approach for calculating the tax effect on adjustments within the Company’s adjusted net income and adjusted net income per diluted share metrics. The Company believes it is appropriate to refine these metrics beginning in fiscal 2025 to better reflect the impact of its accelerating new store growth on both sales and profitability, and to improve consistency with the reporting practices of peer companies with similar growth characteristics. These changes have no impact on reported net income or the related per share amounts.
The Company is updating its definition of Adjusted EBITDA to include non-cash occupancy-related costs, pre-opening expenses and store closing expenses, all of which were excluded under its previous definition of Adjusted EBITDA. This change will be reflected beginning in the first quarter of fiscal 2025, and the Company will recast Adjusted EBITDA and Adjusted EBITDA margin in consideration of the change for previous periods for purposes of comparability. The Company will report results for its fourth quarter of fiscal 2024 in late February 2025 using the previous definition of Adjusted EBITDA for the final time so as to be consistent with the definition of Adjusted EBITDA used in both the first three quarters of fiscal 2024 and with its previously issued outlook for the full year. Its outlook for fiscal 2025, also to be provided in late February 2025, will utilize the new definition of Adjusted EBITDA as described above.
Further, the Company is updating its definition of comparable store sales. Previously, the Company defined comparable store sales to be sales by stores that have been in operation for all or a portion of two consecutive fiscal years, or, in other words, stores that are starting their third fiscal year of operation. The new approach will define comparable store sales to be sales by stores that have been in operation for all or a portion of 14 months to more closely conform with common retail practice. The change will be reflected as part of its subsequent reporting of results during fiscal 2025. Historical comparable store sales will not be recast as the change is de minimis to previously reported results.
Lastly, the Company is adjusting its approach for calculating the tax effect on adjustments within its adjusted net income and adjusted net income per diluted share metrics. Previously, the Company applied the overall effective tax rate for the year to these adjustments in determining adjusted net income and adjusted net income per diluted share. Beginning in the first quarter of fiscal 2025, the Company will utilize the tax rate specifically applicable to the respective adjustments. The Company will report results for its fourth quarter of fiscal 2024 in late February 2025 using its previous approach for the final time so as to be consistent with its approach used in both the first three quarters of fiscal 2024 and with its previously issued outlook for the full year. Its outlook for fiscal 2025, also to be provided in late February 2025, will utilize the new approach as described above.
To enable comparisons between the information to be presented beginning with its first quarter fiscal 2025 Form 10-Q filing with prior periods’ filings, the Company has furnished herewith as Exhibit 99.1 unaudited supplemental historical financial information that recasts its historical reconciliations of net (loss) income and net (loss) income margin to Adjusted EBITDA and Adjusted EBITDA margin, and net (loss) income and net (loss) income per diluted share to adjusted net income and adjusted net income per diluted share to reflect the above-described changes for each of the first three quarters of fiscal 2024 and the full year period for fiscal 2023. The Company plans to provide a similar reconciliation for the aforementioned items for the fourth quarter and full year period for fiscal 2024 when it reports results for those periods in late February 2025.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Unaudited supplemental historical financial information
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVERS VALUE VILLAGE, INC.

Date:	January 15, 2025	By:	/s/ Michael W. Maher
		Name:	Michael W. Maher
		Title:	Chief Financial Officer and Treasurer